Exhibit 10.19

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Executive Employment Agreement (this “Amendment”) is entered into effective as of the 1st day of April, 2024, by and between Zomedica Inc., a body corporate duly incorporated pursuant to the laws of the State of Delaware and having an office in the city of Ann Arbor, MI (“Corporation”), Zomedica Corp., a body corporate duly incorporated pursuant to the laws of the Province of Alberta and having an office in the city of Ann Arbor, MI (“Parent”), Larry C. Heaton II, an individual residing in Ann Arbor, MI (“Executive”).

Recitals

A.	Corporation, Parent and Executive entered into an Executive Employment Agreement with an effective date of October 1, 2021 (the “Agreement”).
B.	Pursuant to Section 13.1 of the Agreement, any amendment to the Agreement must be confirmed in writing by each of the parties to the Agreement.
C.	The parties desire to amend the Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	Section 5.1 of the Agreement shall be amended in its entirety to read as follows:

The Corporation shall pay the Executive a base salary (the “Base Salary”) which shall be the equivalent of FOUR HUNDRED SIXTY SIX THOUSAND FOUR HUNDRED UNITED STATES DOLLARS ($466,400) on an annualized basis, subject to applicable taxable withholding and deductions and payable in accordance with the Corporation’s standard payroll practice. Executive’s salary will be subject to review, and adjustments may be made with the approval of the Corporation’s Board of Directors.

2.	The following paragraph shall be added to Section 5.2 of the Agreement:

Executive acknowledges that the Corporation adopted a Clawback Policy in accordance with Section 10D of the Securities Exchange Act of 1934, as amended, Rule 10D-1 promulgated under the Exchange Act and Section 303A.14 of the New York Stock Exchange Listed Company Manual. Accordingly, the Cash Bonus provided for in this section may be subject to reimbursement or forfeiture in accordance with the terms of such Clawback Policy.

3.	Except as set forth in this Amendment, all other terms and conditions set forth in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

ZOMEDICA INC.
ZOMEDICA CORP.		Larry C. Heaton II
By:		By:
Printed:	Jeff Rowe		Larry C. Heaton II
Title:	Chairman of the Board